                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Pegasus Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                            [PEGASUS SOLUTIONS LOGO]
                    3811 TURTLE CREEK BOULEVARD, SUITE 1100
                              DALLAS, TEXAS 75219

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

Dear Stockholders:

     On Tuesday, May 7, 2002, Pegasus Solutions, Inc. will hold its annual meeting of stockholders at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas. The meeting will begin at 10:00 a.m. Dallas, Texas time.

     Only stockholders that own stock at the close of business on March 14, 2002, can vote at this meeting. At the meeting we will:

          1. Elect two Class II Directors to the Board of Directors;

          2. Approve an amendment to our 1997 Amended Stock Option Plan to extend its term to March 5, 2012, which is ten years from the date of approval by the Board of Directors of the proposed amendments, provide for the issuance of restricted stock not to exceed annually 2.5% of the number of shares reserved for issuance under the plan and rename the plan the "Pegasus Solutions, Inc. 2002 Stock Incentive Plan"; and

          3. Attend to any other business properly brought before the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

                                           By Order of the Board of Directors,

                                           Ric L. Floyd,
                                           Secretary

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET OR TELEPHONE FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

March 20, 2002

                            [PEGASUS SOLUTIONS LOGO]
                    3811 TURTLE CREEK BOULEVARD, SUITE 1100
                              DALLAS, TEXAS 75219

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers.......................................    1
Proposals You May Vote On...................................    4
Nominees For Directors......................................    5
Directors Continuing in Office..............................    5
Statement of Corporate Governance...........................    6
Directors' Compensation.....................................    6
Executive Officers..........................................    7
Executive Compensation......................................    8
Compensation Committee Report...............................   16
Audit Committee Report......................................   17
Directors' And Officers' Ownership of Our Common Stock......   18
Certain Transactions........................................   19
Stock Performance Graph.....................................   20
Section 16(a) Beneficial Ownership Reporting Compliance.....   20
Independent Accountants.....................................   20
Other Matters...............................................   21
Annual Report...............................................   21

                                       (ii)

                             QUESTIONS AND ANSWERS

1.   Q: WHY AM I RECEIVING THIS PROXY STATEMENT?

     A: Pegasus Solutions, Inc., a Delaware corporation, is furnishing this proxy statement to stockholders of Pegasus as of March 14, 2002, in connection with its solicitation of proxies to be voted at Pegasus' annual meeting of stockholders, or at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, on Tuesday, May 7, 2002, at 10:00 a.m., Dallas, Texas time.

2.   Q: WHO IS SOLICITING MY VOTE?

     A: Pegasus has engaged American Stock Transfer & Trust Company to solicit proxies from beneficial owners of shares held in the name of brokers and other nominees. Pegasus has agreed to pay American Stock Transfer & Trust Company an estimated $3,600 plus expenses for this service. Pegasus will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may also be solicited by personal interview, facsimile transmission, and telephone by Directors, officers, employees, and agents of Pegasus. Pegasus will also supply brokers, nominees or other custodians with the number of proxy forms, proxy statements, and annual reports they may require for forwarding to beneficial owners, and Pegasus will reimburse these persons for their expenses.

3.   Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

     A: This proxy statement was mailed to stockholders on or about April 5, 2002.

4.   Q: WHAT MAY I VOTE ON?

     A: (1)  The election of nominees to serve on the Board of Directors;

        (2) The approval of an amendment to our 1997 Amended Stock Option Plan to extend its term to March 5, 2012, which is ten years from the date of approval by the Board of Directors of the proposed amendments, provide for the issuance of restricted stock not to exceed annually 2.5% of the number of shares reserved for issuance under the plan and rename the plan the "Pegasus Solutions, Inc. 2002 Stock Incentive Plan"; and

        (3) At the discretion of the persons named in the enclosed form of proxy, any other matter that may properly come before the meeting or any adjournment thereof.

5.   Q: HOW DOES THE BOARD OF DIRECTORS OF PEGASUS RECOMMEND I VOTE?

     A: (1) The Board of Directors of Pegasus recommends a vote FOR each of the nominees to serve on the Board of Directors.

        (2) The Board of Directors of Pegasus recommends a vote FOR approval of an amendment to our 1997 Amended Stock Option Plan to extend its term to March 5, 2012, which is ten years from the date of approval by the Board of Directors of the proposed amendments, provide for the issuance of restricted stock not to exceed annually 2.5% of the number of shares reserved for issuance under the plan and rename the plan the "Pegasus Solutions, Inc. 2002 Stock Incentive Plan".

6.   Q: WHO IS ENTITLED TO VOTE?

     A: Stockholders of record at the close of business on March 14, 2002, which is the record date.

7.   Q: HOW DO I VOTE?

     A: By any one of the following methods:

        - By signing, dating and completing the enclosed proxy card and returning it in the enclosed self-addressed envelope by mail;

        - By using the toll free telephone number and following the instructions for voting by telephone set forth on the proxy card;

        - By using the Internet and following the instructions for voting via the Internet set forth on the proxy card; or

        -   In person, at the meeting.

            If you hold your shares through a bank, broker or other nominee, that institution will give you separate instructions for voting your shares.

8.   Q: HOW CAN I REVOKE OR CHANGE MY VOTE?

     A: If you have already voted and wish to change or revoke your vote, you may do so at any time prior to the meeting by any one of the following methods:

        (1) notifying in writing Ric L. Floyd, Secretary, Pegasus Solutions, Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219;

        (2)  voting in person at the meeting;

        (3) returning a later-dated proxy card revoking or changing the previous vote that is received prior to the meeting; or

        (4) subsequently voting by telephone or over the Internet following the instructions found on the proxy card.

9.   Q: WHO WILL COUNT THE VOTES?

     A: A representative of our transfer agent, American Stock Transfer & Trust
        Company, will count the votes and act as the inspector of the election.

10.  Q: IS MY VOTE CONFIDENTIAL?

     A: Yes. Proxy cards, ballots and voting tabulations of Internet and telephone votes that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed except:

        (1) as needed to permit American Stock Transfer & Trust Company to tabulate and certify the vote or

        (2)  as required by law.

        Your identity will be kept confidential unless you ask that your name be disclosed.

11.  Q: HOW MANY SHARES MAY I VOTE?

     A: Every stockholder is entitled to one (1) vote for each share of common stock held on the record date. As of the record date, 24,777,436 shares of common stock were issued and outstanding.

12. Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     A: Your broker will vote your shares only if you instruct your broker how to vote. Your broker will send you directions on how you can instruct your broker to vote. Your broker cannot vote your shares without instructions from you.

13.  Q: WHAT IS A "QUORUM" AND WHAT VOTE IS REQUIRED TO PASS PROPOSALS?

     A: A "quorum" is a majority of the outstanding shares. There must be a quorum present in person or represented by proxy for the meeting to be held. The affirmative vote of a plurality of the shares of outstanding common stock of Pegasus represented at the meeting and entitled to vote is required for the election of Directors. Approval of the amendments to the 1997 Amended Stock Option Plan will be decided by a majority of the shares of outstanding common stock represented at the meeting and entitled to vote. Cumulative voting is not permitted in the election of Directors. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. On a matter requiring the approval of a specified percentage of outstanding shares represented at the annual meeting and entitled to vote on the matter, abstentions have the effect of negative votes, but broker non-votes have no effect since they are not treated as shares entitled to vote on the matter.

14.  Q: WHO MAY ATTEND THE ANNUAL MEETING AND HOW DO I GET ON THE GUEST LIST?

     A: All stockholders as of the close of business on March 14, 2002, may attend. To be included on the guest list, you may check the box on your proxy card. If your shares are held by a broker and you would like to attend, please write to Ric L. Floyd, Secretary, Pegasus Solutions, Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas, 75219. Include a copy of your brokerage account statement or omnibus proxy (which you can get from your broker), and we will place your name on the guest list.

15.  Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     A: At this time, we do not know of any other business to be considered at the 2002 annual meeting. If any other business is presented at the annual meeting, your signed proxy card gives discretionary authority to John F. Davis, III, Chief Executive Officer, or Ric L. Floyd, Executive Vice President, Secretary and General Counsel, to vote on such matters.

16.  Q: WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?

     A: All stockholder proposals to be considered for inclusion in next year's proxy statement and form of proxy must be submitted in writing to Ric L. Floyd, Secretary, Pegasus Solutions, Inc., at 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219, if mailed prior to June 1, 2002, or at 8350 North Central Expressway, Campbell Center One, Suite 1900, Dallas, Texas 75206, if mailed after June 1, 2002. Any such stockholder proposals must be received prior to December 6, 2002, which is not less than 120 days prior to the date this year's proxy statement is mailed. Additionally, the proxy for the annual meeting may confer discretionary authority to Pegasus to vote on any matter at its 2003 annual meeting of stockholders if Pegasus did not have notice of the matter at least 45 days before April 5, 2003, which is the date in 2002 on which the registrant first mailed its proxy materials for its 2002 annual meeting of stockholders.

                           PROPOSALS YOU MAY VOTE ON

1.  ELECTION OF DIRECTORS

     Pegasus currently has authorized nine Directors with seven Directors currently holding office. The Directors are divided into three classes with staggered terms as follows:

     - Class I Directors, which include William C. Hammett, Jr. and Thomas F. O'Toole, whose terms will expire at the annual meeting to be held in 2004.

     - Class II Directors, which include Robert B. Collier and Bruce W. Wolff, whose terms will expire at the annual meeting to be held in 2002.

     - Class III Directors, which include Michael A. Barnett, John F. Davis, III and Jeffrey A. Rich, whose terms will expire at the annual meeting to be held in 2003.

     Vacancies on the Board of Directors or newly created directorships may be filled by a vote of the majority of the Directors then in office, and any Director so chosen will hold office until the next election of the class for which that Director was chosen.

     At the annual meeting of stockholders to be held on May 7, 2002, two Directors will be elected as Class II Directors for terms expiring at the annual meeting to be held in 2005 and until their respective successors are elected and qualified. Nominees for election this year are: Robert B. Collier and Bruce W. Wolff. Shares represented by returned and executed proxies will be voted, unless otherwise specified, in favor of the two nominees for the Board of Directors. If any Director is unable to stand for re-election, the Board of Directors of Pegasus may reduce the Board's size or designate a substitute. If a substitute is designated, proxies voting on the original Director candidate will be cast for the substituted candidate. You may withhold authority to vote for any nominee by marking the proxy as indicated for that purpose on the proxy card.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2.  AMENDMENTS TO OUR 1997 AMENDED STOCK OPTION PLAN

     Pegasus' 1997 Amended Stock Option Plan was originally adopted by the Board of Directors and stockholders on March 25, 1997. It was later amended by the Board of Directors of Pegasus and approved by the stockholders at the 1998, 1999, 2000 and 2001 annual meetings of stockholders. The 1997 plan currently limits awards to incentive stock option grants and non-qualified stock option grants. The 1997 plan will terminate March 25, 2007. Pegasus currently has in effect one other stock option plan, the 1996 Stock Option Plan, which is also limited to awards of incentive stock option grants and non-qualified stock option grants. The 1996 plan will expire June 24, 2006.

     On March 5, 2002, the Board of Directors unanimously approved amendments to the 1997 plan, subject to stockholder approval, to extend its term to March 5, 2012, provide for the issuance of restricted stock (in addition to incentive and non-qualified stock option grants currently permitted) so long as the number of shares of restricted stock issued in any calendar year does not exceed 2.5% of the number of shares reserved for issuance under the plan and rename the plan the "Pegasus Solutions, Inc. 2002 Stock Incentive Plan".

     Restricted stock awards are grants of common stock that may be made to employees, non-employee Directors and consultants subject to a required period of employment or service following the award, referred to as the restricted period, and any other conditions established by the Compensation Committee. A recipient of a restricted stock award will become the holder of shares of restricted stock free of all restrictions if he or she completes the restricted period and satisfies any other conditions; otherwise, the shares will be forfeited. Under the 1997 plan, as it is proposed to be amended, the restricted period may not be less than one year. The recipient of the restricted stock will have the right to vote the shares of restricted stock and, unless the Compensation Committee determines otherwise, will have the right to receive dividends on the shares during the restricted period. The recipient of the restricted stock may not sell, pledge or otherwise encumber or dispose of restricted stock until the restrictions imposed by the Compensation Committee have been satisfied.

The Compensation Committee may accelerate the termination of the restricted period or waive any other conditions with respect to any restricted stock.

     A copy of the 1997 plan, marked to show changes resulting from the proposed amendments, is attached as Appendix A to this Proxy Statement and a description of the 1997 plan is contained in this Proxy Statement under the heading "Executive Compensation".

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO OUR 1997 AMENDED STOCK OPTION PLAN.

                             NOMINEES FOR DIRECTORS

     ROBERT B. COLLIER, age 62, has served as a director of Pegasus since July 1998. From September 1998 to December 1999, Mr. Collier served as President of RBC Associates, a consulting firm to the travel and tourism industry. From January 1997 to September 1998, Mr. Collier held the position of Vice Chairman of Saison Overseas Holdings, a majority stockholder of Inter-Continental Hotels and Resorts prior to its acquisition by Six Continents PLC. Mr. Collier currently serves as a non-executive member of the board of directors of a number of hotel, travel technology and leisure companies in the United Kingdom.

     BRUCE W. WOLFF, age 58, has served as a director of Pegasus since October 1995. Mr. Wolff has served as Senior Vice President, Distribution Sales and Marketing for the lodging division of Marriott International, Inc. since 1998. From 1984 to 1998, Mr. Wolff served as Vice President, Distribution, Sales and Marketing for the lodging division of Marriott.

                         DIRECTORS CONTINUING IN OFFICE

     MICHAEL A. BARNETT, age 49, has served as a director of Pegasus since February 1999. Mr. Barnett has served as Chairman of the Board and Chief Executive Officer of Benchmark Bank since 1988. Since 1983, Mr. Barnett has served as President and Chairman of the Board of Barnett Interests, Inc., a diversified real estate management company. Since 1984, Mr. Barnett has served as Chairman of the Board of Barnett Lane Investments, Inc., a real estate investment and management company. Since 1986, Mr. Barnett has served as President and Director of Quinlan Bancshares, Inc., a bank holding company.

     JOHN F. DAVIS, III, age 49, has served as Chief Executive Officer of Pegasus since February 1989, as a Director since July 1995 and as Chairman of the Board since March 2001. Mr. Davis also served as President of Pegasus from February 1989 to January 2001.

     JEFFREY A. RICH, age 41, has served as a director of Pegasus since December 2000. Mr. Rich has served as Chief Executive Officer and President of Affiliated Computer Services, Inc., or ACS, a business process outsourcing company, since February 1999. From April 1995 to February 1999, Mr. Rich served as President and Chief Operating Officer of ACS.

     WILLIAM C. HAMMETT, JR., age 55, has served as Vice Chairman of the Board of Directors of Pegasus since May 2001, and as a director of Pegasus since October 1995. From May 1998 to March 2001, Mr. Hammett served as Chairman of the Board of Directors of Pegasus. From October 1995 to May 1998, Mr. Hammett served as Vice Chairman of the Board of Directors of Pegasus. From December 2001 to present, Mr. Hammett has served as Vice President and Chief Financial Officer of Dave and Busters, Inc., a retail restaurant and entertainment company. Since December 1998, Mr. Hammett has served as Chairman of the Board of Directors of Electrum Corporation, a company engaged in the electronic payments business. Since July 1998, Mr. Hammett has served as President of Dogwood Creek Food Systems, Inc., a private restaurant management company. From September 1997 to July 1998, Mr. Hammett served as President of DB&K Enterprises, Inc., a private investment company. From August 1996 through September 1997, Mr. Hammett served as Senior Vice President and Chief Financial Officer of La Quinta Inns, Inc.

     THOMAS F. O'TOOLE, age 44, has served as a director of Pegasus since May 1998. Since October 2000, Mr. O'Toole has served as Senior Vice President, Marketing and Information Technology for Hyatt Hotels

Corporation. From March 1999 to October 2000, Mr. O'Toole served as Senior Vice President, Marketing for Hyatt. From July 1995 to March 1999, Mr. O'Toole served as Vice President, Marketing for Hyatt.

                       STATEMENT OF CORPORATE GOVERNANCE

     The Board of Directors held five meetings in 2001. All Directors attended at least 75% of the Board meetings and all committee members attended at least 75% of the meetings of the Board committees on which that Director served.

     The Board has established four standing committees.

          Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other accounting related services, and reviews and evaluates Pegasus' internal control functions. Members of the Audit Committee include Michael A. Barnett, William C. Hammett, Jr. and Thomas F. O'Toole. The Audit Committee met five times during 2001.

          Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for Pegasus' officers and employees and administers our employee stock purchase plan and stock option plans. Members of the Compensation Committee include Michael A. Barnett, Robert B. Collier and William C. Hammett, Jr. The Compensation Committee met four times during 2001.

          Corporate Governance Committee. On May 8, 2001, the Nominating Committee was reorganized as the Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Board of Directors regarding the composition of the Board and corporate governance matters. The Corporate Governance Committee typically does not consider nominees recommended by stockholders. Members of the Corporate Governance Committee include Michael A. Barnett, John F. Davis, III, William C. Hammett, Jr. and Thomas F. O'Toole. The Corporate Governance Committee met four times during 2001.

          Executive Committee. The Executive Committee exercises authority and makes recommendations to the Board of Directors regarding matters specifically delegated to it by the Board of Directors. Members of the Executive Committee include Michael A. Barnett, John F. Davis, III and William C. Hammett, Jr. The Executive Committee did not meet during 2001.

                            DIRECTORS' COMPENSATION

     During 2001, a non-employee Chairman of the Board received $15,000 annually, payable in quarterly installments. All other non-employee Directors receive $10,000 annually, payable quarterly. Additionally, each non-employee Director receives $2,500 for each Board meeting attended and $1,250 for each telephonic Board meeting attended. Each non-employee Director also receives $250 for each committee meeting attended and $125 for each telephonic committee meeting attended. Each Committee Chairman receives an additional $250 for each committee meeting attended and an additional $125 for each telephonic committee meeting attended. Personal attendance or attendance telephonically at informal Board and committee gatherings is compensated in the same manner as formal meeting attendance or telephonic meeting attendance, as the case may be. Directors are also reimbursed for all reasonable expenses incurred while performing their duties as Directors of Pegasus.

     During 2001, non-employee Directors received stock option grants as follows:

     - 5,000 shares at the closing price on the date immediately preceding election as a Director. The option grant vests 1/12 of the shares each quarter during the term of office, vesting in full in three years. The option grant has a five-year term.

     - An additional 3,000 share grant at the closing price of the stock on the day preceding each subsequent anniversary date of election to office. This option grant vests 25% each quarter during that term of office, vesting in full in one year. These grants have a three-year term.

     - Such additional grants at the discretion of the Compensation Committee.

     Effective March 5, 2002, the Compensation Committee increased non-employee Director committee attendance fees per meeting to $1,000 for each member plus $500 for each chairman and increased the stock option grants upon election as a Director to 12,000 shares and upon each election anniversary date to 5,000 shares.

                               EXECUTIVE OFFICERS

     The executive officers of Pegasus are as follows:

NAME                                                                   POSITION
----                                                                   --------
John F. Davis, III...................................   Chief Executive Officer and Chairman
                                                        of the Board
Joseph W. Nicholson..................................   President and Chief Operating Officer
Susan K. Cole........................................   Executive Vice President and Chief
                                                          Financial Officer
Mark C. Wells........................................   Executive Vice President and President
                                                        and Chief Operating Officer-Utell
                                                          Limited
Ric L. Floyd.........................................   Executive Vice President, Secretary
                                                        and General Counsel
Steven L. Reynolds...................................   Executive Vice President, Information
                                                          Technology
Gary Siegel..........................................   Executive Vice President, Human
                                                        Resources

     Set forth below is information concerning the business experience of the executive officers of Pegasus that are not also Directors:

     JOSEPH W. NICHOLSON, age 41, has served as President of Pegasus since January 2001 and Chief Operating Officer since September 1998. From September 1998 to December 2000, Mr. Nicholson served as Vice President of Pegasus. From September 1989 to September 1998, Mr. Nicholson served as Chief Information Officer of Pegasus.

     SUSAN K. COLE, age 38, has served as Executive Vice President and Chief Financial Officer of Pegasus since May 2001. From May 1997 to April 2001, Ms. Cole served as a partner in the Technology, Infocom, Communication and Entertainment practice of PricewaterhouseCoopers LLP, in the Dallas, Texas office. From June 1994 through April 1997, Ms. Cole served as a Senior Manager for Coopers & Lybrand L.L.P.

     MARK C. WELLS, age 52, served as a Director of Pegasus from September 1996 to January 2000. Since January 2000, Mr. Wells has served as Executive Vice President of Pegasus and as President and Chief Operating Officer of its subsidiary, Utell Limited. From May 1998 to January 2000, Mr. Wells served as Senior Vice President, Marketing of Choice Hotels International, Inc. From February 1996 to May 1998, Mr. Wells served as Senior Vice President, Franchise Operations for Promus Hotel Corporation.

     RIC L. FLOYD, age 50, has served as Secretary and General Counsel of Pegasus since July 1997 and has served as Executive Vice President of Pegasus since December 1999. From July 1995 to July 1997, Mr. Floyd served as Assistant Secretary and General Counsel of Pegasus. From March 1995 to December 1999, Mr. Floyd served as President of Floyd & Sloan, P.C., a law firm based in Dallas, Texas.

     STEVEN L. REYNOLDS, age 41, has served as Executive Vice President, Information Technology of Pegasus since April 2000. From September 1998 to April 2000, Mr. Reynolds served as the Chief Information Officer of Pegasus. From April 1996 to September 1998, Mr. Reynolds served as Vice President of Technology of Pegasus.

     GARY SIEGEL, age 55, has served as Executive Vice President, Human Resources, of Pegasus since August 2000. From December 1996 to July 2000, Mr. Siegel served as Director of Worldwide Human Resource Programs for VeriFone, an e-commerce division of Hewlett Packard Corporation.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers. These persons are collectively referred to as the "Named Executive Officers" whose salary and bonus for the fiscal year ended December 31, 2001, were in excess of $100,000.

     In accordance with the rules of the Securities and Exchange Commission, the compensation described in the following table does not include medical insurance, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried Pegasus employees. In addition, the compensation described in the following table may not include certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus disclosed in the table.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                             AWARDS
                                                                           ----------
                                                     ANNUAL COMPENSATION   SECURITIES
                                                     -------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR      SALARY     BONUS     OPTIONS(#)   COMPENSATION(1)
---------------------------                 ----     --------   --------   ----------   ---------------
John F. Davis, III(2).....................  2001     $400,008   $135,336    452,765         $17,962
  Chief Executive Officer                   2000     $400,338   $120,002     80,000         $17,284
                                            1999     $300,469   $120,188    112,500         $18,356
Joseph W. Nicholson(2)....................  2001     $325,000   $115,104    175,000         $11,820
  President and Chief                       2000     $265,137   $ 49,688    110,000         $11,390
  Operating Officer                         1999     $210,140   $ 73,549     75,000         $10,532
Susan K. Cole(2)..........................  2001(3)  $153,106   $ 48,738     55,000         $   271
  Executive Vice President                  2000           --         --         --              --
  and Chief Financial Officer               1999           --         --         --              --
Mark C. Wells(2)..........................  2001     $265,000   $ 55,000     54,773         $ 9,924
  Executive Vice President                  2000     $253,978   $ 47,509    100,000         $ 8,123
  and Chief Operating Officer-Utell         1999(4)        --         --         --              --
Ric L. Floyd(2)...........................  2001     $220,000   $115,104    173,237         $ 9,311
  Executive Vice President,                 2000     $200,103   $ 47,509     15,000         $ 8,411
  Secretary and General Counsel             1999(5)  $ 50,000         --         --              --

---------------

(1) Reflects matching contributions made by Pegasus pursuant to our 401(k) plan and premiums paid for life insurance policies for the benefit of the Named Executive Officers.

(2) The salaries of Messrs. Davis, Nicholson, Wells and Floyd and Ms. Cole were paid in accordance with the terms of their respective employment agreements.

(3) Ms. Cole became an employee of Pegasus in May 2001.

(4) Mr. Wells became an employee of Pegasus in January 2000.

(5) Mr. Floyd became an employee of Pegasus in October 1999.

     Option Grants In Last Fiscal Year. The following table sets forth each stock option grant made during the year ended December 31, 2001, to the Named Executive Officers.

                                 NUMBER OF        % OF TOTAL
                                 SECURITIES        OPTIONS     EXERCISE                 GRANT DATE
                             UNDERLYING OPTIONS   GRANTED IN   PRICE PER   EXPIRATION    PRESENT
NAME                              GRANTED          2001(3)     SHARE(4)     DATE(5)      VALUE(6)
----                         ------------------   ----------   ---------   ----------   ----------
John F. Davis, III.........        150,000(1)        8.37%      $8.125      03/19/11    $  946,892
John F. Davis, III.........        102,765(2)        5.74%      $11.50      05/08/11    $1,093,844
John F. Davis, III.........        200,000(1)       11.17%      $12.41      12/26/11    $1,581,190
Joseph W. Nicholson........        175,000(1)        9.77%      $12.41      12/26/11    $1,383,541
Susan K. Cole..............         55,000(1)        3.07%      $11.50      05/08/11    $  499,068
Mark C. Wells..............         17,500(1)         .98%      $8.125      03/19/11    $  110,471
Mark C. Wells..............         37,273(2)        2.08%      $11.50      05/08/11    $  387,625
Ric L. Floyd...............         12,000(1)         .67%      $8.125      03/19/11    $   75,751
Ric L. Floyd...............         36,237(2)        2.02%      $11.50      05/08/11    $  385,712
Ric L. Floyd...............        125,000(1)        6.98%      $12.41      12/26/11    $  988,244

---------------

(1) The options vest over a four-year period with 25% of the shares vesting each year. These options are subject to acceleration upon an acquisition event as described in our stock option plans.

(2) The options were granted as "integrated" options in connection with our Supplemental Employee Retirement Plan, or SERP. In certain circumstances, the intrinsic value of these options will offset these individuals' accrued benefits under the SERP. These integrated options vest 100% on the earlier of (i) the fourth anniversary of the date the Named Executive Officer's participation in the SERP commenced, (ii) termination of employment due to a change in control of Pegasus or (iii) the death or total and permanent disability of the optionee. However, once vested, the options are only exercisable on the earlier of (i) the date employment terminates other than "for cause", as defined in the SERP, (ii) the eighth anniversary of the date of the stock option grant, provided the optionee is still an employee of Pegasus on that date, (iii) the death or total and permanent disability of the optionee or (iv) termination of employment due to a change in control of Pegasus.

(3) Based on options granted during 2001 to purchase an aggregate of 1,791,152 shares of common stock.

(4) The exercise prices for options are equal to the closing price of the common stock as quoted on the Nasdaq National Market on the date immediately preceding the grant date.

(5) All options have a term of ten (10) years, but may terminate before their expiration date in the event of the death, disability or termination of employment (other than for cause) of the optionee.

(6) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to the variables described below, and it is not intended to estimate and has no direct correlation to the value of stock options that an individual will actually realize. The actual value of the stock options that a Named Executive Officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions:

                                    OPTIONS     OPTIONS      OPTIONS      OPTIONS     OPTIONS
                                    EXPIRING    EXPIRING     EXPIRING     EXPIRING    EXPIRING
                                    03/19/11   5/08/11(1)   5/08/11(2)   5/08/11(3)   12/26/11
                                    --------   ----------   ----------   ----------   --------
Volatility........................   117.20%     120.79%      120.79%      120.79%     85.70%
Risk free rate of return..........      3.5%        3.5%         3.5%         3.5%       3.5%
Dividend Yield....................      0.0%        0.0%         0.0%         0.0%       0.0%
Expected Life (years).............        4           4            7            8          4

---------------

(1) Stock Options granted to Ms. Cole.

(2) Stock Options granted to Mr. Wells, integrated to offset accrued benefits under the SERP.

(3) Stock Options granted to Messrs. Davis and Floyd, integrated to offset accrued benefits under the SERP.

     Aggregate Fiscal Year-End Option Values. The following table sets forth information concerning options exercised during 2001 and options held on December 31, 2001, by our Named Executive Officers whose salary and bonus exceeded $100,000 for 2001.

                                                        NUMBER OF SECURITIES
                                                         UNDERLYING OPTIONS           VALUE OF IN-THE-MONEY
                           SHARES                          AT YEAR-END(#)            OPTIONS AT YEAR-END(2)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
John F. Davis, III.....    20,000       $219,660       444,250        599,015      $4,283,080     $1,782,716
Joseph W. Nicholson....    31,000       $363,847       199,000        310,000      $1,585,665     $  692,625
Susan K. Cole..........        --             --            --         55,000              --     $  148,500
Mark C. Wells..........        --             --        33,312        122,461              --     $  206,950
Ric L. Floyd...........     3,614       $ 24,661        19,312        195,550      $   26,175     $  405,515

---------------

(1) Based on the difference between the option exercise price and the closing sale price of Pegasus' common stock as reported on the Nasdaq National Market on the exercise date.

(2) Based on the difference between the option exercise price and the closing sale price of $14.20 of Pegasus' common stock as reported on the Nasdaq National Market on December 31, 2001, the last trading day prior to the closing of our fiscal year multiplied by the number of shares underlying the options.

     Employment Agreements. Pegasus has an employment agreement with each Named Executive Officer. Messrs. Davis, Nicholson, Wells and Floyd have four-year employment agreements expiring December 31, 2003. Ms. Cole has a four year employment agreement expiring May 7, 2005. The agreements provide for annual base salaries and eligibility to receive a discretionary annual bonus in accordance with a bonus plan approved by the Compensation Committee. Additionally, each Named Executive Officer is entitled to participate in Pegasus' SERP.

     Each employment agreement provides that Pegasus may terminate the executive's employment for cause (as that term is defined in the agreement), upon death or disability or for convenience. Each of the executives may terminate the agreement for good reason (as that term is defined in the agreement) or for convenience.

     If the executive's employment is terminated by Pegasus for death or disability, the executive is entitled to all amounts earned and accrued through the termination date, plus base salary and a pro rata bonus for one year, options and other incentive based awards vest for one additional year and payments as provided by the SERP. If the executive's employment is voluntarily terminated by Pegasus or by the executive for good reason, the executive is entitled to all accrued compensation and a pro rata bonus, base salary and bonus for 24 months, continuation of customary and usual benefits for 12 months, options and other incentive based awards vest for an additional period or in full, and the executive is credited with two additional years of service for purposes of the SERP.

     Supplemental Employee Retirement Plan. The Board of Directors of Pegasus has adopted a Supplemental Employee Retirement Plan, or SERP, effective as of January 1, 2000. The purpose of the plan is to provide supplemental retirement benefits to certain management employees of Pegasus selected by the Compensation Committee in its discretion. No person has an automatic right to become a participant in the plan. The compensation covered by the plan consists of the participants' salary and bonus, which correlates with the calculations for the participants' salary and bonus as disclosed in the Summary Compensation Table set forth above in this document. Benefits under the plan are computed on a straight-life annuity basis, will become payable to the participant or his or her beneficiary, as applicable, upon the retirement, death, total and permanent disability or termination of employment (other than for cause) of the participant and are not subject to any required reduction for applicable social security. Upon retirement, total and permanent disability or termination of employment (but following disability or termination of employment, deferred until age 60), the participant will receive monthly annuity benefits equal to 3% of his or her highest monthly average base salary and bonus during a three-year period occurring within the ten years prior to his or her termination multiplied by his or her years of service (not to exceed 60% or, in the case of the Chief Executive Officer, 70% of such highest monthly average salary and bonus) offset by the value of certain other Pegasus-provided benefits, including "integrated" stock options as provided in the plan. In the event of death, the beneficiary of the participant will receive a lump-sum payment equal to an actuarially equivalent amount. At the option of the participant, actuarially equivalent benefits may be paid in the form of a ten-year fixed annuity, or a joint and 50% or 100% survivor annuity for the lifetime of the participant's beneficiary. All amounts paid under the plan will be paid in cash from the general assets of Pegasus or other payment arrangement as the Board of Directors may determine. All assets in such arrangement will be subject to the general creditors of Pegasus. The plan is operated as an unfunded deferred compensation arrangement that is not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974.

     As of December 31, 2001, John F. Davis III had 12.84 years of service credited under the plan, Joseph W. Nicholson had 12.22 years of service, Mark C. Wells had 1.96 years of service, Susan K. Cole had 0.65 years of service, and Ric L. Floyd had 7.25 years of service. During 2001, Pegasus accrued a deferred compensation liability of $712,925 for future payments to Messrs. Davis, Nicholson, Wells and Floyd and awarded "integrated" stock options to Messrs. Davis, Floyd and Wells, the future intrinsic value of which will, in certain circumstances, offset accrued benefits under the plan (see "Director and Officer Ownership of our Common Stock" herein). The current participants in the plan are Ms. Cole and Messrs. Davis, Nicholson, Wells and Floyd.

     The following table shows the estimated hypothetical annual benefit payable under the SERP to participants based upon the specified final average compensation and years of service.

                                                     YEARS OF SERVICE
                                   ----------------------------------------------------
REMUNERATION                          15       20(1)      25(1)        30         35
------------                       --------   --------   --------   --------   --------
$125,000.........................  $ 56,250   $ 75,000   $ 87,500   $ 87,500   $ 87,500
 150,000.........................    67,500     90,000    105,000    105,000    105,000
 175,000.........................    78,750    105,000    122,500    122,500    122,500
 200,000.........................    90,000    120,000    140,000    140,000    140,000
 225,000.........................   101,250    135,000    157,500    157,500    157,500
 250,000.........................   112,500    150,000    175,000    175,000    175,000
 300,000.........................   135,000    180,000    210,000    210,000    210,000
 350,000.........................   157,500    210,000    245,000    245,000    245,000
 400,000.........................   180,000    240,000    280,000    280,000    280,000
 450,000.........................   202,500    270,000    315,000    315,000    315,000
 500,000.........................   225,000    300,000    350,000    350,000    350,000
 550,000.........................   247,500    330,000    385,000    385,000    385,000
 600,000.........................   270,000    360,000    420,000    420,000    420,000
 650,000.........................   292,500    390,000    455,000    455,000    455,000

---------------

(1) Retirement benefit is equal to 3% of the participants' final average compensation multiplied by the years of service not to exceed 70% of the final average compensation for the Chief Executive Officer and 60% for all other participants. Therefore, the 25-year column represents the maximum for the Chief Executive Officer and the 20-year column represents the maximum for all other participants.

DESCRIPTION OF THE PEGASUS SOLUTIONS, INC. 2002 STOCK INCENTIVE PLAN

     The following description of the proposed amended and restated Pegasus Solutions, Inc. 2002 Stock Incentive Plan is qualified in its entirety by reference to the full text of the 2002 plan, a copy of which is attached as Appendix "A" to this Proxy Statement in the form as amended pursuant to Proposal Number 2 to amend the plan.

     Scope. The plan is designed to attract and retain qualified and competent personnel and to provide additional incentive to employees, consultants and non-employee directors of Pegasus. Options granted under the plan may be incentive stock options or non-qualified stock options, as determined by the Administrator (as defined below) at the time of grant and subject to the applicable provisions of the Internal Revenue Code of 1986, as amended (referred to as the Code). As amended, the 2002 plan also authorizes awards of restricted stock. If an option granted under the plan expires or becomes unexercisable without having been exercised in full, or is otherwise surrendered, or if shares of restricted stock are forfeited, the unpurchased or forfeited shares may be available for future grants or sale under the plan. As amended, the 2002 plan will terminate on March 5, 2012.

     Eligibility. Persons eligible to participate in the plan include all employees, consultants and non-employee directors of Pegasus. As of February 28, 2002, Pegasus has six non-employee directors and 1,518 employees. Non-qualified stock options and restricted stock may be granted to employees, consultants and non-employee directors. Incentive stock options may be granted only to employees. During any fiscal year, not more than 500,000 stock options may be awarded to any one employee.

     Administration. The plan may be administered by the Board of Directors or a committee appointed by the Board. Currently, the Compensation Committee has been appointed by the Board as the Administrator of the plan. The Administrator has the authority to grant options under the plan, to determine the vesting schedule and the exercise price of the options, to grant restricted stock and to determine the vesting schedule of the restricted stock. The Administrator also has full power and authority to construe, interpret and administer the plan.

     Option Exercise Price. The exercise price per share for the shares to be issued pursuant to exercise of an option under the plan is determined by the Administrator. The plan requires that the exercise price per share be at least 100% of the fair market value, with the following limited exceptions. First, incentive stock options awarded to an employee who owns more than 10% of the voting power of all classes of stock of Pegasus must have an exercise price of at least 110% of the fair market value on the date of grant. Second, non-qualified stock options may be granted for not less than 85% of the closing price of the common stock on the business day immediately preceding the date of grant if the grant is made to an employee expressly in lieu of a reasonable amount of salary or cash bonus. The plan prohibits any repricing of outstanding options. For amendments to the plan approved by the Board, see "Proposals You May Vote On -- Amendments to our 1997 Amended Stock Option Plan."

     Shares Reserved for Issuance Under the Plan. The maximum aggregate number of shares which may be awarded as options under the plan will be replenished annually by an amount equal to 4% of the total shares outstanding as of the last day of the immediately preceding fiscal year. The amended plan, subject to stockholder approval, authorizes the award of restricted stock each year not to exceed 2.5% of the number of shares reserved for issuance under the plan. The 1997 plan has 1,061,728 shares available for issuance, as of February 28, 2002. The Pegasus 1996 Stock Option Plan has 21,412 shares available for issuance, as of February 28, 2002. For amendments to the plan approved by the Board, see "Proposals You May Vote On -- Amendments to our 1997 Amended Stock Option Plan."

     Adjustments, Terminations and Amendment. In the event of any change in Pegasus's capitalization, including any stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Pegasus, appropriate adjustments will be made to the number of shares available under the plan as well as the price per share of common stock covered by each outstanding option. Upon the occurrence of an Acquisition Event, which shall mean (i) certain mergers or consolidations of Pegasus with or into another corporation; (ii) the sale of substantially all of the assets of Pegasus; (iii) the complete liquidation of Pegasus; or (iv) the acquisition by another entity of beneficial ownership of Pegasus's securities representing 50% or more of the combined voting power of Pegasus's then outstanding securities, the Board of Directors of Pegasus may (x) provide that each outstanding option shall be assumed and/or an equivalent option be substituted by the successor corporation or an affiliate thereof; (y) upon written notice to the optionees and recipients of restricted stock, provide that all options then unexercised will become exercisable in full as of a specified date prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event and all restricted stock awards shall be fully vested; or (z) if holders of common stock will receive a cash payment for each share, provide that all restricted stock shall be fully vested and that all outstanding options shall terminate upon consummation of such Acquisition Event, and each optionee shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which the acquisition price multiplied by the number of shares of common stock subject to such outstanding options (whether or not then exercisable), exceeds the aggregate exercise price of such options and each recipient of restricted stock shall receive a cash payment equal to the acquisition price multiplied by the number of shares of restricted stock. The plan may be suspended, terminated, altered or amended in any way by the Board of Directors, except where stockholder approval of any plan amendment is required by applicable provisions of the Securities and Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended (referred to as the Code), any stock exchange rules, or other legal or regulatory requirements. Furthermore, there may be no material amendment of the plan without stockholder approval. For amendments to the 1997 plan approved by the Board, see "Proposals You May Vote On -- Amendments to our 1997 Amended Stock Option Plan." No suspension, termination, alteration or amendment of the plan may alter or impair the rights of any optionee or recipient of restricted stock previously granted.

     For additional information concerning stock options granted to or held by executive officers and Directors of Pegasus, see "Executive Compensation."

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the federal income tax consequences of the plan is not comprehensive and is based on current income tax laws, regulations and rulings.

     Incentive Stock Options. An optionee does not recognize income on the grant of an Incentive Stock Option, or ISO. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an ISO and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and Pegasus will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise, referred to as an Early Disposition, the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. Pegasus will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is an amount included in an optionee's alternative minimum taxable income, referred to as the Stock Option Preference.

     Non-qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to ISO's under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

     As a result of the optionee's exercise of a non-qualified stock option, Pegasus will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. Pegasus's deduction will be taken in Pegasus's taxable year in which the option is exercised.

     Taxation of Preference Items. Section 55 of the Code imposes an alternative minimum tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his "alternative minimum taxable income" in excess of $175,000, over
(ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of alternative minimum taxable income to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

     Restricted Stock.  Unless a recipient files an election to be taxed under
Section 83(b) of the Code, generally (i) the recipient will not realize income upon the grant of restricted stock, (ii) the recipient will realize ordinary income, and Pegasus will be entitled to a corresponding deduction, when the restrictions have been removed or expire and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and Pegasus will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

     Change of Control. If there is an acceleration of the vesting of restricted stock and/or an acceleration of the exercisability of stock options upon a Change of Control (as defined in the plan), all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and Pegasus is not entitled to a deduction for such payment.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of Pegasus generally makes decisions on compensation of our executive officers. Each Compensation Committee member is an independent non-employee Director. The Board reviews all Compensation Committee decisions relating to compensation of our executive officers. The Compensation Committee makes decisions with respect to awards under Pegasus' stock option and incentive plans for such awards to satisfy Securities Exchange Act Rule 16b-3. No member of the Compensation Committee was at any time during 2001, or at any other time, an officer or employee of Pegasus. Furthermore, there were no Compensation Committee "interlocks" with any other company within the meaning of the Securities Act of 1933. The Compensation Committee's report addressing our executive compensation policies for 2001 is set forth below.

     The Compensation Committee's executive compensation policies are designed to:

     - provide competitive levels of compensation that integrate pay with Pegasus' annual and long-term performance goals;

     - reward above average corporate performance;

     - recognize individual initiative and achievements; and

     - attract and retain qualified executives.

     We believe stock ownership by management and performance-based compensation arrangements are beneficial in aligning management's interests with those of our stockholders. In addition to stock-based awards in the form of stock option grants, each of our executive officers receives an annual base salary and is eligible to receive an annual bonus. The Compensation Committee determines annual bonuses based on a percentage of the executive's annual salary and established financial and other corporate goals. An executive's bonus increases to the extent established goals are exceeded up to a maximum amount per year. Targeted levels of total executive compensation are generally set at levels we believe to be consistent with other companies in Pegasus' industry. Actual compensation levels in any particular year may be above or below those of our competitors depending on the executive's or Pegasus' performance.

     2001 Chief Executive Officer Compensation. Mr. Davis' compensation for 2001 as Chief Executive Officer of Pegasus principally consisted of a base salary, bonus and stock options. The Compensation Committee determined Mr. Davis' 2001 base salary, bonus and stock option grants based upon the terms of his employment agreement and the factors discussed above relating to executive compensation in general. Mr. Davis also received matching contributions under Pegasus' 401(k) plan and Pegasus pays for life insurance premiums on Mr. Davis' behalf. Mr. Davis does not participate in the Compensation Committee's decisions regarding his compensation.

     Limit on Deductibility of Executive Compensation. In 1993, Congress amended the Internal Revenue Code to add Section 162(m). This Section of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation that qualifies as performance based compensation is not taken into account for the purposes of this limitation. Pegasus obtained stockholder approval at the 1999 annual meeting of an amendment to the 1997 plan to allow Pegasus to deduct the compensation expense paid upon the exercise of stock options granted under the 1997 plan even if the compensation paid to any of the Named Executive Officers exceeds the deductible limit. The Compensation Committee intends to recommend further action in connection with Pegasus' other benefit plans and salary and bonus policies to address this issue if and when circumstances arise.

                                       Submitted by the Compensation Committee
                                       of the Board of Directors

                                       ROBERT B. COLLIER, Chairman
                                       MICHAEL A. BARNETT
                                       WILLIAM C. HAMMETT, JR.

                             AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee, acting pursuant to a written charter adopted by the Board, comprised of three of Pegasus' outside Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that, subject to certain exceptions, audit committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(14).

     The Audit Committee oversees Pegasus' financial processes on behalf of the Board of Directors and reviews the independence of Pegasus' auditors. Management is responsible for Pegasus' financial reporting process including its system of internal control, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. Pegasus' independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of Pegasus and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Pegasus' financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that Pegasus' financial statements are presented in accordance with generally accepted accounting principles, that the audit of Pegasus' financial statements has been carried out in accordance with generally accepted auditing standards or that our company's independent accounts are in fact "independent".

     The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. Management represented to the Audit Committee that Pegasus' consolidated financial statements were prepared in accordance with generally accepted accounting principles and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     Pegasus' independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditor that firm's independence.

     Following the Audit Committee's discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Pegasus' annual report on Form 10-K for the year ended December 31, 2001.

                                         Submitted by the Audit Committee of the
                                         Board of Directors

                                         WILLIAM C. HAMMETT, JR., Chairman
                                         MICHAEL A. BARNETT
                                         THOMAS F. O'TOOLE

             DIRECTORS' AND OFFICERS' OWNERSHIP OF OUR COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 14, 2002, for:

     - each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

     - each of our Directors;

     - each of our executive officers; and

     - all of our Directors and executive officers as a group.

     The percentages of shares owned provided in the table is based on 24,777,436 shares outstanding as of March 14, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable within 60 days of March 14, 2002, are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              -------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   -------
Blum Capital Partners LP(1).................................  3,248,600      13.1%
Reed Elsevier, PLC(2).......................................  2,379,265       9.6%
J.P. Morgan Investment Mgmt., Inc.(3).......................  1,651,400       6.7%
FMR Corp.(4)................................................  1,362,322       5.5%
Cannell Capital Mgmt., LLC(5)...............................  1,259,300       5.1%
Michael A. Barnett(6).......................................     60,197         *
Robert B. Collier(7)........................................      8,766         *
John F. Davis, III(8).......................................    513,636       2.0%
Ric L. Floyd(9).............................................     30,218         *
Susan K. Cole(10)...........................................     13,750         *
William C. Hammett, Jr.(11).................................     20,347         *
Joseph W. Nicholson(12).....................................    231,260         *
Thomas F. O'Toole(13).......................................      8,082         *
Steve Reynolds(14)..........................................     56,157         *
Jeffrey A. Rich(15).........................................      8,248         *
Gary Siegel(16).............................................      2,800         *
Mark C. Wells(17)...........................................     61,312         *
Bruce W. Wolff(18)..........................................     10,166         *
Directors and executive officers as a group (13
  persons)(19)..............................................  1,024,939       4.0%

---------------

  *  Less than one percent (1%)

 (1) Information obtained from Blum Capital Partners, LP. The address of Blum Capital Partners LP is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.

 (2) Information obtained from Reed Elsevier, PLC. The address of Reed Elsevier is 25 Victoria Street, London SW1H 0EX, United Kingdom.

 (3) Information obtained from filings with the Securities and Exchange Commission. The address of J. P. Morgan Investment Management is 522 Fifth Avenue, New York, New York 10036-7699.

 (4) Information obtained from filings with the Securities and Exchange Commission. The address of FMR Corp. is One Federal Street, Boston, MA 02110-2003.

 (5) Information obtained from filings with the Securities and Exchange Commission. The address of Cannell Capital Management, L.L.C. is 600 California Street, 14th Floor, San Francisco, California 94108.

 (6) Includes vested options held by Mr. Barnett to purchase 4,416 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 1,583 shares of common stock.

 (7) Includes vested options held by Mr. Collier to purchase 6,000 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 1,166 shares of common stock.

 (8) Includes vested options held by Mr. Davis to purchase 423,781 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 72,031 shares of common stock.

 (9) Includes vested options held by Mr. Floyd to purchase 20,483 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 8,485 shares of common stock.

(10) Includes options held by Ms. Cole exercisable within 60 days of March 14, 2002, to purchase 13,750 shares of common stock.

(11) Includes vested options held by Mr. Hammett to purchase 7,249 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 833 shares of common stock.

(12) Includes vested options held by Mr. Nicholson to purchase 207,437 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 23,438 shares of common stock.

(13) Includes vested options held by Mr. O'Toole to purchase 7,249 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 833 shares of common stock.

(14) Includes vested options held by Mr. Reynolds to purchase 45,724 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 9,376 shares of common stock.

(15) Includes vested options held by Mr. Rich to purchase 2,082 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 1,166 shares of common stock.

(16) Includes vested options held by Mr. Siegel to purchase 2,800 shares of common stock.

(17) Includes vested options held by Mr. Wells to purchase 35,750 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 22,062 shares of common stock.

(18) Includes vested options held by Mr. Wolff to purchase 6,000 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase 1,166 shares of common stock.

(19) Includes vested options held by Messrs. Barnett, Collier, Davis, Floyd, Hammett, Nicholson, O'Toole, Reynolds, Rich, Wells and Wolff and Ms. Cole as a group to purchase 768,971 shares of common stock and options exercisable within 60 days of March 14, 2002, to purchase, as a group, 155,889 shares of common stock.

                              CERTAIN TRANSACTIONS

     Mr. Wolff is a Director of Pegasus and serves as Senior Vice President, Distribution, Sales and Marketing for the lodging division of Marriott International, Inc. In 2001, Pegasus received $3.7 million from Marriott or its affiliates for central reservation services, electronic distribution and Utell services and paid Marriott $1.8 million for consolidating commission data and funds from its properties.

     Mr. O'Toole is a Director of Pegasus and serves as Senior Vice President, Marketing and Information Technology with Hyatt Hotels Corporation. In 2001, Pegasus received $970,000 from Hyatt for electronic distribution and commission processing services.

                            STOCK PERFORMANCE GRAPH

     Research Data Group, Inc. prepared the following graph. It shows how an initial investment of $100 in Pegasus' common stock on August 7, 1997 (the date of our initial public offering), would have compared to an equal investment in The Russell 2000 Composite Stock Market Index, in the JP Morgan H & Q Information Services Index.

                COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
             AMONG PEGASUS SOLUTIONS, INC., THE RUSSELL 2000 INDEX
               AND THE JP MORGAN H & Q INFORMATION SERVICES INDEX

                           [STOCK PERFORMANCE GRAPH]

                       8/7/97     12/97     12/98     12/99     12/00     12/01
                       -------   -------   -------   -------   -------   -------
 PEGASUS SOLUTIONS,
  INC.                 100.00    114.52    277.15    464.33     80.12    163.97
 RUSSELL 2000          100.00    104.66    102.00    123.68    119.94    122.93
 JP MORGAN H&Q
  INFORMATION
  SERVICES             100.00    106.11    176.54    287.48    190.81    203.99

* $100 invested on 8/7/97 in stock or index-including investment of dividends. Fiscal year ending December 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that, during the year ended December 31, 2001, none of our Directors, officers and 10% stockholders failed to file on a timely basis reports required for compliance with the requirements of Section 16(a) of the Securities and Exchange Act. This belief is based on our review of forms filed with the SEC or written notice provided to Pegasus that no forms were required.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as our independent accountants for the year ended December 31, 2001, and is expected to serve in that capacity for the current year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

     Audit Fees. Fees for the fiscal year 2001 audit and the review of Pegasus' 2001 Forms 10-Q are $367,000, of which an aggregate amount of $213,000 has been billed through December 31, 2001. Fees for the fiscal year 2000 audit billed in 2001 amounted to $234,000.

     All Other Fees. Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001, are $1,385,000. Audit related fees included in All Other Fees are $1,008,000 and include services performed for statutory audits, benefit plan audits, internal control reviews and assessments, reviews of SEC registration statements and consents, and accounting consultations. Tax compliance and other tax services fees included in All Other Fees are $316,000.

     Pegasus' Audit Committee has considered whether the provision of the non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

                                 OTHER MATTERS

     We do not know of any matter other than those discussed in the foregoing materials contemplated for action at the annual meeting. Should any other matter be properly brought before the annual meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board of Directors of Pegasus. Discretionary authority for them to do so is contained in the proxy.

                                 ANNUAL REPORT

     We will provide a copy of our 2001 Annual Report on Form 10-K without charge to any stockholder who makes a written request to Ric L. Floyd, Secretary, Pegasus Solutions, Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219.

                                          By Order of the Board of Directors,

                                          RIC L. FLOYD
                                          Secretary

March 20, 2002

                                                                      APPENDIX A

                            PEGASUS SOLUTIONS, INC.


                           2002 STOCK INCENTIVE PLAN



     WHEREAS, the Board of Directors and the stockholders of Pegasus Solutions, Inc. (the "Company") adopted the Company's 1997 Stock Option Plan on March 25, 1997, and the stockholders of the Company approved amendments to the 1997 Stock Option Plan at annual meetings during 1998, 1999, 2000 and 2001; and



     WHEREAS, the Company desires to rename, amend and restate the 1997 Stock Option Plan in its entirety, such amended and restated plan (the "Plan") to hereinafter be referred to as the Pegasus Solutions, Inc. 2002 Stock Incentive Plan, to be effective upon approval of the shareholders of the Company at the 2002 annual meeting of stockholders;


     NOW, THEREFORE, the provisions of the amended and restated Plan shall be as follows:


     1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and any Parent or Subsidiary, to compensate Non-Employee Directors of the Company and to promote the success of the Company's business. Awards granted under the Plan may be Incentive Stock Options, Non-Statutory Stock Options, or Restricted Stock as determined by the Administrator at the time of grant of an Award and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.


     2. Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or the Compensation Committee appointed by the Board.


          (b) "Award" means a grant of an Incentive Stock Option, Non-Statutory Stock Option or Restricted Stock pursuant to this Plan.



          (c) "Board" means the Board of Directors of the Company.



          (d) "Code" means the Internal Revenue Code of 1986, as amended.



          (e) "Committee" means the Compensation Committee appointed by the Board of Directors.



          (f) "Common Stock" means the Common Stock of the Company.


          (g) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services.

          (h) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of
     (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (i) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (j) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (n) "Non-Employee Director" means any person who is a member of the Board who is not an Employee.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Option" means a stock option granted pursuant to the Plan.

          (q) "Optioned Stock" means the Common Stock subject to an Option.

          (r) "Optionee" means an Employee, Consultant or Non-Employee Director who receives an Option.

          (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.


          (t) "Permitted Transferee" means a member of a holder's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the holder and such immediate family members are the only partners, provided that no consideration is provided for the transfer. A holder's immediate family includes a spouse, children or more remote descendants (including stepchildren and adopted children), and parents.



          (u) "Restricted Stock" means a grant of Common Stock, the vesting of which is subject to a required period of employment or service as an Employee, Consultant or Non-Employee Director, and any other conditions established by the Administrator.



          (v) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.


          (w) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 below.

          (x) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.


     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, beginning with fiscal 2002, the number of shares of Common Stock that may be issued pursuant to Awards under the Plan is automatically increased at the beginning of each fiscal year by the lowest of the following: (i) four percent of the fully diluted outstanding shares on the last day of the immediately preceding fiscal year, (ii) four million shares as adjusted from time to time to reflect any subsequent stock dividends or stock splits, or (iii) an amount lower than (i) or (ii) as determined by the Board of Directors. Notwithstanding the above, the maximum number of Shares with respect to which Restricted Stock may be awarded under the Plan during any fiscal year shall not exceed 2 1/2% of the Shares reserved for issuance under the Plan. The maximum number of Shares with respect to which Options may be awarded under the Plan during any fiscal year to any Employee shall be 500,000. The Shares may be authorized, but unissued, or reacquired Common Stock.



     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program authorized by the Administrator or if an Award of Restricted Stock is forfeited, the unpurchased Shares or the forfeited Restricted Stock, as the case may be, shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan and are no longer subject to a Restricted Period shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.


     4. Administration of the Plan.


          (a) Plan Procedure. With respect to Awards to Employees, Consultants or Non-Employee Directors, the Plan shall be administered by (A) the Board or (B) the Compensation Committee designated by the Board, which committee shall be constituted to satisfy the legal requirements, if any, relating to the administration of incentive stock plans of state corporate and securities laws, of the Code, and of any stock exchange or national market system upon which the Common Stock is then listed or traded (the "Applicable Laws"). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.


          (b) Powers of the Administrator. Subject to the provisions of the Plan and approval of any relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its discretion:

             (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;


             (ii) to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;



             (iii) to determine whether and to what extent Awards are granted hereunder;



             (iv) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;


             (v) to approve forms of agreement for use under the Plan;


             (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;


             (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(e) instead of Common Stock;

             (viii) to provide for the early exercise of Options for the purchase of unvested Shares or the early vesting of Restricted Stock, subject to such terms and conditions as the Administrator may determine; and



             (ix) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.



          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees, and holders of Restricted Stock.


     5. Eligibility.


          (a) Nonstatutory Stock Options and Restricted Stock may be granted to Employees, Consultants and Non-Employee Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Non-Employee Director who has been granted an Option or Restricted Stock may, if otherwise eligible, be granted additional Options and Restricted Stock.


          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

          For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.


          (c) The Plan shall not confer upon any Optionee or recipient of Restricted Stock any right with respect to continuation of his or her employment or consulting relationship with the Company, nor shall it interfere in any way with the right of either party to terminate the employment or consulting relationship at any time, with or without cause.



     6. Term of Plan. The Plan shall become effective on March 5, 2002, the date of its adoption by the Board of Directors subject to approval by the stockholders of the Company, as described in Section 15 of the Plan. It shall continue in effect for a term of ten (10) years from March 5, 2002, unless sooner terminated under Section 20 of the Plan.


     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. Option Exercise Price and Consideration.

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

             (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Nonstatutory Stock Option, the per share exercise price shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash,
     (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.


     9. Grants to Non-Employee Directors. The Administrator may, from time to time, in its discretion, award Nonstatutory Stock Options and Restricted Stock to Non-Employee Directors, for the number of shares of Common Stock, and upon such terms and conditions as may be consistent with the Plan, based in each case on such factors as the Administrator, in its sole discretion, shall determine.


     10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for ninety (90) days following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed ninety (90) days from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, an Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

          The provisions of this Section 10(b) shall not be applicable to Non-Employee Directors.

          (c) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of his or her Option as set forth in the Option Agreement), exercise the Option to the extent the Optionee was otherwise entitled to exercise it on the date of such termination. To the extent that the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          (f) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 11. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator.

     In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12. Transferability of Options and Rights. Incentive Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative (unless such exercise would disqualify it as an Incentive Stock Option). Unless the Administrator otherwise provides in an agreement regarding the award of non-qualified stock options or rights (not granted in connection with an Incentive Stock Option), non-qualified stock options or rights (not granted in connection with Incentive Stock Options) may be transferred by the holder to Permitted Transferees, provided that there cannot be any consideration for the transfer.


     13. Terms and Conditions of Restricted Stock Awards. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Administrator in its sole discretion and as shall be contained in the Restricted Stock Agreement to be entered into between the Company and the Restricted Stock recipient.



          (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of 10 years or such shorter period as the Administrator may determine, but not less than one year, after the time of the Award of such stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to the right to vote such Shares and, except as otherwise provided by the Administrator, the right to receive all dividends paid on such Shares.



          (b) The Administrator may, in its discretion, at any time after the date of the Award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a recipient or group of recipients, but in no case shall the length of the Restricted Period be less than one year.



          (c) Except as otherwise determined by the Administrator in its sole discretion, a recipient whose employment or service with the Company and all Parent and Subsidiary companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.



          (d) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the recipient and, at the discretion of the Administrator, each such certificate may be deposited in a bank designated by the Administrator. Each such certificate shall bear the following (or a similar) legend:



          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Pegasus Solutions, Inc. 2002 Stock Incentive Plan and an agreement entered into between the registered owner and Pegasus Solutions. A copy of such plan and agreement is on file in the office of the Secretary of Pegasus Solutions, Inc., 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219."



          (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the named recipient (or his or her legal representative, beneficiary or heir).



     14. Adjustments Upon Changes in Capitalization or Merger.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock awarded as Restricted Stock, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option or the number of Shares of Common Stock awarded as Restricted Stock.



          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action and Shares of Restricted Stock which have not vested as of the date of liquidation or dissolution shall be forfeited.


          (c) Acquisition Events


             (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Awards shall be assumed or equivalent Awards shall be substituted by the acquiring or succeeding entity (or an affiliate thereof), provided that any such Option Awards substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 422(a) of the Code; (ii) upon written notice to the Optionees, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Optionees between the Acceleration Date and the consummation of the Acquisition Event and that all Restricted Stock Awards shall be fully vested or (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price") provide that all outstanding Awards shall terminate upon consummation of such Acquisition Event and each recipient of the Awards shall receive, in exchange therefor, a cash payment (x) with respect to outstanding Options, equal to the amount (if any) by which
        (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and (y) with respect to Restricted Stock Awards, equal to the Acquisition Price multiplied by the number of shares of Restricted Stock.


             An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.


             (2) Assumption of Options Upon Certain Events. The Administrator may grant Options under the Plan in substitution for stock and stock-based awards held by employees of another entity who become Employees as a result of a merger or consolidation of the employing entity with the Company or the acquisition by the Company of property or stock of the employing entity. The substitute options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.



     15. Time of Granting Awards. The date of grant of an Option or Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such Award.



     16. Amendment and Termination of the Plan.



          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee or recipient of a Restricted Stock Award under any grant theretofore made, without his or her consent. In addition, in the event of any material amendment to the Plan or to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.



          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Restricted Stock already granted, and such Options and Restricted Stock Award shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or recipient of Restricted Stock, as the case may be, and the Board, which agreement must be in writing and signed by the Optionee or recipient of Restricted Stock, as the case may be, and the Company.



     17. Conditions Upon Issuance of Shares. Awards of Restricted Stock and the issuance of Shares pursuant to the exercise of an Option shall not occur unless such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system upon which the Common Stock is then listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.



     As a condition to receiving an Award, the Company may require the recipient to represent and warrant that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.


     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.


     19. Agreements. Awards shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.



     20. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.

                        ANNUAL MEETING OF STOCKHOLDERS OF


                             PEGASUS SOLUTIONS, INC.

                                   MAY 7, 2002

CO.#                                                ACCT.#
    -----------------------------                         ----------------------

                            PROXY VOTING INSTRUCTIONS

         TO VOTE BY MAIL
         PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

         TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
         PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

         TO VOTE BY INTERNET
         PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.


         YOUR CONTROL NUMBER IS
                                                        ----------------------


               o Please Detach and Mail in the Envelope Provided o
--------------------------------------------------------------------------------


A {X} PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                       WITHHOLD
                FOR ALL NOMINEES      AUTHORITY
              LISTED TO THE RIGHT  TO VOTE FOR ALL
               (EXCEPT AS MARKED   NOMINEES LISTED
               TO THE CONTRARY)     TO THE RIGHT
                                                                                                               FOR  AGAINST ABSTAIN

1. ELECTION OF       [ ]                [ ]        NOMINEES: Robert B. Collier  2. APPROVAL OF AMENDMENTS TO   [ ]    [ ]     [ ]
   CLASS II                                                  Bruce W. Wolff        THE COMPANY'S 1997 AMENDED
   DIRECTORS                                                                       STOCK OPTION PLAN

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN                              3. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE                            BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
SPACE BELOW)
                                                                                THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE
                                                                                INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE
                                                                                GIVEN, THIS PROXY WILL BE VOTED FOR THOSE
                                                                                NOMINEES AND THE PROPOSALS LISTED ABOVE

                                                                                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
----------------------------------------------------                            USING THE ENCLOSED ENVELOPE.





Signature                                           Signature if held jointly                           Dated:              , 2002
         ------------------------------------------                          --------------------------       --------------

NOTE: Please sign exactly as name appears hereon. When shares are held by Joint Tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign for partnership by authorized person.

                             PEGASUS SOLUTIONS, inc.
                       3811 TURTLE CREEK BLVD., SUITE 1100
                               DALLAS, TEXAS 75219

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints JOHN F. DAVIS, III and RIC L. FLOYD, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Pegasus Solutions, Inc. (the "Company") on Tuesday, May 7, 2002, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present upon the following matters:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             PEGASUS SOLUTIONS, INC.

                                   MAY 7, 2002

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED



              o Please Detach and Mail in the Envelope Provided. o
--------------------------------------------------------------------------------

A {X} PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.



                                       WITHHOLD
                FOR ALL NOMINEES      AUTHORITY
              LISTED TO THE RIGHT  TO VOTE FOR ALL
               (EXCEPT AS MARKED   NOMINEES LISTED
                TO THE CONTRARY)    TO THE RIGHT                                                               FOR  AGAINST ABSTAIN

1. ELECTION OF       [ ]                [ ]        NOMINEES: Robert B. Collier  2. APPROVAL OF AMENDMENTS TO   [ ]    [ ]     [ ]
   CLASS II                                                  Bruce W. Wolff        THE COMPANY'S 1997 AMENDED
   DIRECTORS                                                                       STOCK OPTION PLAN

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN                              3. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE                               BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
SPACE BELOW)
                                                                                THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE
                                                                                INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE
                                                                                GIVEN, THIS PROXY WILL BE VOTED FOR THOSE
                                                                                NOMINEES AND THE PROPOSALS LISTED ABOVE

----------------------------------------------------                            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                                USING THE ENCLOSED ENVELOPE.







Signature                                           Signature if held jointly                          Dated:            , 2002
         ------------------------------------------                          -------------------------       ------------

NOTE: Please sign exactly as name appears hereon. When shares are held by Joint Tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign for partnership by authorized person.